EXHIBIT 99.1

Immunomedics Resubmits Biologics License Application to the FDA for Sacituzumab Govitecan

MORRIS PLAINS, N.J., Dec. 03, 2019 (GLOBE NEWSWIRE) -- Immunomedics, Inc. (NASDAQ: IMMU) (“Immunomedics” or the “Company”), a leading biopharmaceutical company in the area of antibody-drug conjugates (ADC), today announced the resubmission of its Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) seeking accelerated approval of sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer (mTNBC) who have received at least two prior therapies for metastatic disease.

“We appreciate FDA’s guidance during the resubmission period and look forward to working closely with the Agency during the BLA review,” said Dr. Behzad Aghazadeh, Executive Chairman of Immunomedics. "We are pleased to have reached this important milestone and believe that sacituzumab govitecan, if approved, could become an important new treatment option for patients with late-stage mTNBC.”

About Immunomedics

Immunomedics is a clinical-stage biopharmaceutical company developing monoclonal antibody-based products for the targeted treatment of cancer. Immunomedics’ corporate objective is to become a fully-integrated biopharmaceutical company and a leader in the field of antibody-drug conjugates. For additional information on the Company, please visit its website at https://immunomedics.com/. The information on its website does not, however, form a part of this press release.

Cautionary note regarding forward-looking statements

This release, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding expectations for the outcome of our resubmission of our Biologics License Application ("BLA") for sacituzumab govitecan for the treatment of patients with metastatic triple-negative breast cancer ("mTNBC") who have received at least two prior therapies for metastatic disease; the United States Food and Drug Administration ("FDA") re-inspection of the Company’s manufacturing facility where we manufacture the monoclonal antibody for further manufacture into our antibody-drug-conjugate candidate sacituzumab govitecan; potential approval and commercial launch of sacituzumab govitecan for that indication and the Company’s development of sacituzumab govitecan for additional indications; clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs); regulatory applications and related timelines, including the filing and approval timelines for BLAs, BLA resubmissions, and BLA supplements; out-licensing arrangements; forecasts of future operating results, potential collaborations, capital raising activities, and the timing for bringing any product candidate to market; our inability to further identify, develop and achieve commercial success for new products and technologies; the possibility of delays in the research and development necessary to select drug development candidates and delays in clinical trials; the risk that clinical trials may not result in marketable products; the risk that we may be unable to obtain additional capital through strategic collaborations, licensing, convertible debt securities or equity financing in order to continue our research and development programs as well as secure regulatory approval of and market our drug candidates; our dependence upon pharmaceutical and biotechnology collaborations; the levels and timing of payments under our collaborative agreements; uncertainties about our ability to obtain new corporate collaborations and acquire new technologies on satisfactory terms, if at all; the development of competing products; our ability to protect our proprietary technologies; patent infringement claims; and risks of new, changing and competitive technologies and regulations in the United States and internationally, as well as the risks discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Dr. Chau Cheng
(862) 260-3727
ccheng@immunomedics.com